Exhibit 16.1

September 14, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Dear Commissioners:

We have read the statements made by Southridge Technology Group, Inc., which was filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report originally filed on August 20, 2007 and the Company’s Form 8-K/A filed on September 14, 2007. We agree with the statements in Item 4.01 concerning our Firm in such Form 8-K and Form 8-K/A.

Very truly yours,

/s/ Li & Company, PC
Li & Company, PC